UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 24, 2014
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MB FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

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Maryland	0-24566-01	36-4460265
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

800 West Madison Street, Chicago, Illinois	60607
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (888) 422-6562
N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 24, 2014, the Office of the Comptroller of the Currency (the “OCC”) approved the merger of Cole Taylor Bank, the subsidiary bank of Taylor Capital Group, Inc. (“Taylor Capital”), with MB Financial Bank, N.A., the subsidiary bank of MB Financial, Inc. (the “Company”), as contemplated by the Agreement and Plan of Merger, dated as of July 14, 2013 and amended by the amendment thereto dated as of June 30, 2014, by and between the Company and Taylor Capital, pursuant to which Taylor Capital will be merged with and into the Company (the “Merger”). As previously reported in the Company’s Current Report on Form 8-K filed on July 1, 2014, the Board of Governors of the Federal Reserve System approved the Merger on June 30, 2014.  The transaction, which remains subject to the satisfaction of other customary conditions to closing, is expected to be completed on or about August 18, 2014.

A copy of a press release issued by the Company announcing the OCC approval is attached as Exhibit 99 to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

The following exhibit is being filed herewith:

99    Press release of MB Financial, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MB FINANCIAL, INC.

Date: July 24, 2014	By:	/s/Jill E. York
Jill E. York
Vice President and Chief Financial Officer

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